KIT digital Announces Acquisition of CMS Provider Morpheum

Australia-based Morpheum to integrate its leading Content Management System, Lantern, into Company’s IPTV platform

Company to bolster its product offering and realize immediate revenue and cost synergies

Morpheum CEO to join KIT digital in Dubai in senior management role

DUBAI AND MELBOURNE - September 2, 2008 - KIT digital, Inc. (OTCBB: KITD), a global provider of IPTV enablement technology and video-centric interactive marketing solutions, announced today that it has entered into a definitive stock purchase agreement (“SPA”) to acquire Melbourne, Australia-based Morpheum, one of Asia’s leading providers of web-based content management systems (“CMS”). Morpheum’s award-winning software, LanternCMS, will become a key part of KIT digital’s device-agnostic IPTV platform.

Morpheum generated approximately US$2.4 million in revenues and approximately US$100,000 in EBITDA in the trailing 12 months through June 30, 2008. Management estimates that, after the immediate realization of synergies, the acquisition will contribute US$1.0 million in revenues and US$300,000 in EBITDA to the Company’s overall results in the last 4 months of 2008.

Under the terms of the acquisition, KIT digital purchased 100% of Morpheum’s shares at a price of AU$950,000 (approximately US$836,000), with 7.5% of the consideration held in escrow for 6 months to cover unforeseen contingencies. The acquisitions has been approved by KIT digital’s board of directors, and due diligence has been completed. Closing of the SPA is effective immediately.

Morpheum generates 100% of its revenue in the Australasia and Asia-Pacific regions, with particular strength in national, state and local government verticals. KIT digital has been focused on expanding its business with government clients globally, a development which should be accelerated by the Morpheum acquisition. Morpheum’s public and private sector client roster includes Australia’s Department of Veteran Affairs and National Water Commission, Vodafone, OXFAM, VicSuper, McKesson Asia-Pacific, NSW Health, Film Victoria and the City of Sydney (Australia).

KIT digital will fully integrate LanternCMS into its video asset management solution, KIT VX, augmenting the Company’s technology product offering to allow for broader web-based content management. The integration of LanternCMS into the KIT VX platform will also immediately reduce the Company’s operating costs by cutting out certain third-party software suppliers, and allowing the Company to deliver a complete, end-to-end digital media asset management solution to its clients.

“We have committed KIT digital to aggressive, yet disciplined growth in international IPTV markets,” commented Kaleil Isaza Tuzman, chairman and CEO of KIT digital. ”As such, we have stated our interest in selective, accretive acquisitions that expand our geographic or technology footprint. The acquisition and integration of Morpheum materially expands our client delivery capabilities while delivering an immediate cash flow contribution.”

Mr. Isaza Tuzman continued, “We remain on track for our stated corporate goal of breaking through to cash-flow positivity in Q4. Through revenue and cost synergies, we anticipate in the vicinity of US$0.8 million in EBITDA contribution from this acquisition over the next 12 months.”

Joining KIT digital in a senior management role in Dubai will be Matt Harris, founder and CEO of Morpheum. As head of content management solutions, Mr. Harris will oversee integration of the LanternCMS capability into the KIT VX platform and manage the roll-out of KIT digital’s new CMS vertical. Mr. Harris will develop the business strategy and engage the global CMS marketplace to resell the Company’s video-centric CMS capability.

"KIT digital is committed to providing end-to-end digital media enablement and marketing solutions utilizing IPTV technology," explained Gavin Campion, president of KIT digital. "By bringing Morpheum’s capabilities into the fold, we expect to lower the cost and improve the delivery of our technology solutions.”

Mr. Campion continued, “The integration of Morpheum’s Lantern CMS into the KIT VX Enterprise product suite is expected to be quick and seamless, since KIT has previously utilized the LanternCMS solution in client deployments. Lantern’s strength, reliability and ease of use drove our original interest in this acquisition. Beyond managing the formal integration of LanternCMS into the KIT digital technology suite, we are thrilled about Matt joining us in Dubai to direct our go-to-market strategy in the global CMS marketplace. A veteran of the digital asset management space, Matt brings expertise to the team which will be invaluable in strengthening our presence in the Asia-Pacific region and expanding into new client verticals globally.”

Matt Harris, chief executive officer of Morpheum, commented: "Our view is that KIT digital is quickly becoming the consolidating actor that is needed in the international IPTV platform space. By merging with KIT digital, we expect to increase the types of products and services we deliver to our current client base and to in turn provide new capabilities to KIT’s global roster of clients. Since Morpheum’s inception, we have had great success in delivering strategic web solutions in the Asia-Pacific region, and anticipate a global expansion of these solutions within the framework of KIT’s overall IPTV platform capabilities.”

Acquisition Benefits

The combination of KIT digital and Morpheum unites two innovative companies, serving media, government, automotive, financial services, retail and other global brands looking to leverage the power of IPTV.

Key strengths expected from the combination include:

Creation of a complete CMS solution. The addition of Morpheum’s LanternCMS product enables KIT digital to offer an even more robust digital asset management solution. Currently, KIT VX enables the management of video-based digital assets. Lantern increases that capability to management of the totality of web assets;

Strengthened presence in Asia-Pacific region. Morpheum’s clients are exclusively located in Australasia and Asia broadly, KIT digital’s most important region by aggregate revenue;

Addition of new client verticals. The incorporation of Morpheum’s government-based and CMS-focused clients to the KIT roster gives KIT digital immediate credibility in verticals already identified as important to the Company’s future growth;

Increased revenue growth, profitability and cash flow over time. KIT digital's global business development team will have additional capabilities to offer clients, particularly in integrated web offerings and set-top-box (“STB”) deployments;

Cost efficiencies in the delivery of CMS solutions. KIT digital currently outsources these functions; bringing CMS capabilities in-house should result in considerable cost savings. KIT digital’s previous deployments of the LanternCMS with clients ensure smooth integration into the existing KIT VX product suite;

Veteran leadership addition to KIT digital management team. The integration of Matt Harris into the KIT management team provides deep business development and CMS-specific expertise in the Asia-Pacific zone that can be leveraged globally.

About Morpheum
Morpheum’s LanternCMS is recognized as one of the innovators in the content management market. With its intelligent modular design, LanternCMS is a standards-driven web-authoring tool combining ease-of-use with powerful functionality for administrators. Lantern is the CMS of choice for such Australian government clients as the Department of Communications, Information Technology and the Arts, the Department of Veterans Affairs, the National Water Commission, the Ombudsman Victoria, Film Victoria, the City of Sydney, and the City of Melbourne. Its private sector and non-profit clients include Vodafone, OXFAM, VicSuper, McKesson Asia-Pacific, NSW Health, Melbourne Food and Wine and the Victorian Opera. Morpheum is headquartered in Melbourne, Australia. For additional information, please visit www.morpheum.com.au or www.lanterncms.com.

About KIT digital
KIT digital, Inc. (OTCBB: KITD) is a leading, global provider of proprietary IP-based video distribution technologies and video-centric interactive marketing solutions. Through its end-to-end platform, KIT digital works closely with consumer brands, content providers and telcos to maximize the value of video content via the Internet and mobile networks. The KIT platform allows clients to publish, manage and distribute digital video content, build online/mobile communities and integrate advertising. The Company offers businesses a full range of interactive marketing solutions and KIT clients can access approximately 100 KIT-syndicated channels and 40,000 KIT-syndicated videos. KIT digital clients include News Corp., Verizon, IMG, China Mobile, Telefonica, Vodafone, K-Mart, Coles, NASDAQ, Hummer and RCS. KIT digital has principal offices in Dubai, Melbourne (Australia), Stockholm, New York and London. For additional information, please visit www.kit-digital.com.

Forward-Looking Statements
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of KIT digital, Inc. could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rates and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

Contact:
Director of Communications
Julian Soler
KIT digital, Inc.
T: +1-646-435-8888
E: julian.soler@kit-digital.com